EXHIBIT (J)(2)

                               CONSENT OF COUNSEL

     We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of The Treasurer's Fund, Inc. as filed with the Securities and Exchange Commission on or about February 28, 2003.

PAUL, HASTINGS, JANOFSKY & WALKER LLP

/s/ Paul, Hastings, Janofsky & Walker LLP

New York, New York
February 28, 2003